Exhibit 10.1
SEVENTH AMENDMENT AGREEMENT
     This Seventh Amendment Agreement (“Amendment”) is executed as of the sixth day of February, 2006, by and among Pier 1 Funding, L.L.C., a Delaware limited liability company, as transferor (the “Transferor”), Pier 1 Imports (U.S.), Inc., a Delaware corporation, as servicer (the “Servicer”), and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association), a national banking association, as trustee (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Transferor, the Servicer and the Trustee executed the Series 2001-1 Supplement dated as of September 4, 2001 (as heretofore amended, the “Supplement”), to the Pooling and Servicing Agreement dated as of February 12, 1997, among such parties (as heretofore amended, the “Agreement;” unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement or the Supplement, as applicable); and
     WHEREAS, the parties hereto have agreed to amend further the Supplement on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, the parties hereto agree as follows:
     SECTION 1. Amendment of the Supplement. Effective on the date hereof and subject to the satisfaction of the condition precedent set forth in Section 2 below, the Supplement is hereby amended as follows:
     (a) Section 1.9(i) of the Supplement is amended and restated in its entirety to read as follows:
          (i) a downgrade of Pier 1 Imports’ Long-Term Issuer Credit Rating (Local Currency) to below B- by Standard & Poor’s or a downgrade of Pier 1 Imports’ corporate family rating to below B3 by Moody’s or a withdrawal by Standard & Poor’s of its rating of Pier 1 Imports’ Long-Term Issuer Credit Rating (Local Currency) or a withdrawal by Moody’s of its rating of Pier 1 Imports’ corporate family;
     (b) Section 4.18(a) of the Supplement is amended and restated in its entirety to read as follows:
          Notwithstanding anything to the contrary in the Agreement or this Series Supplement, if at any time (i) the rating of Pier 1’s Long-Term Issuer Credit Rating (Local Currency) shall be reduced below BB by Standard & Poor’s or Pier 1 Imports’ corporate family rating shall be reduced below Ba2 by Moody’s or withdrawn by Moody’s or Standard & Poor’s or (ii) any Insolvency Event shall have occurred, the Transferor and the Servicer shall, within thirty (30) days following the occurrence of such event, instruct each retail outlet to which payments by Obligors in respect of Receivables may be made to segregate such payments from other funds held by such retail outlet and to remit such payments, within two (2) days following receipt thereof, directly to the Collection Account; provided, however, that the Transferor and the Servicer shall not be obligated to so instruct such retail outlets if prior to the date such instructions are required to be given, a letter of credit or cash collateral account meeting the applicable requirements specified in the definition of Store Payment Enhancement shall have been issued or established, as applicable, for the benefit of the Trustee on behalf of the Class A Certificateholders; provided, further, that if any institution that has issued such a letter of credit or with which such a cash collateral account is maintained shall cease to be an Eligible Store Payment Enhancement Institution, then within thirty (30) days after becoming aware of such fact the Transferor and the Servicer shall either (i) replace such letter of credit or cash collateral account with a new letter of credit or cash collateral account meeting the applicable requirements specified in the definition of Store Payment Enhancement or (ii) instruct each retail outlet to which payments by Obligors in respect of Receivables are made to segregate such payments from other funds held by such retail outlet and to remit such payments, within two (2) days following receipt thereof, directly to the Collection Account.
     SECTION 2. Condition Precedent. This Amendment shall become effective as of the date hereof upon the execution of this Amendment by all of the parties hereto and the execution and delivery of the Consent to Amendment to Supplement attached hereto.
     SECTION 3. Miscellaneous.
     3.1 Ratification. As amended hereby, the Supplement is in all respects ratified and confirmed and the Supplement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.
     3.2 Representation and Warranty. Each of the Transferor and the Servicer represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     3.3 Governing Law; Parties; Severability. This Amendment shall be governed by and construed in accordance with the laws and decisions (as opposed to the conflicts of law provisions) of the State of New York. Whenever in this Amendment there is a reference made to any of the parties hereto, such reference shall also be a reference to the successors and assigns of such party, including, without limitation, any debtor-in-possession or trustee. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.
     3.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment to be fully executed by their respective officers as of the day and year first above written.

PIER 1 FUNDING, L.L.C.,
Transferor

By
Name:
Title:

PIER 1 IMPORTS (U.S.), INC.,
Servicer

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wells Fargo Bank Minnesota, National Association),
Trustee

By
Name:
Title:
[Consent to Amendment to Supplement Attached]

CONSENT TO AMENDMENT TO SUPPLEMENT
     The undersigned, constituting the Majority Investors under and as defined in the Certificate Purchase Agreement dated as of September 4, 2001 (as heretofore amended, the “Purchase Agreement”), among Pier 1 Funding, L.L.C., as the transferor, Pier 1 Imports (U.S.), Inc., as the servicer, the Class A Purchasers named therein and JPMorgan Chase Bank, N.A. (as successor to Morgan Guaranty Trust Company of New York), as the administrative agent, hereby consent to the terms and conditions of the Seventh Amendment Agreement dated as of February 6, 2006, among Pier 1 Funding, L.L.C., as transferor, Pier 1 Imports (U.S.), Inc., as servicer, and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association), as trustee, relating to the Series 2001-1 Supplement dated as of September 4, 2001, as heretofore amended, among the same parties.

PARK AVENUE RECEIVABLES COMPANY, LLC (as successor to Delaware Funding Company, LLC), as the sole Structured Investor

By JPMorgan Chase Bank, N.A., as attorney-in-fact

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the sole Committed Investor

By:
Name:
Title: